Exhibit 99.1

HOOKIPA Pharma Announces Proposed Public Offering of Common Stock and Non-Voting Convertible Preferred Stock

NEW YORK and VIENNA, Austria, March 1, 2022 –  HOOKIPA Pharma Inc. (Nasdaq: HOOK), a company developing a new class of immunotherapeutics based on its proprietary arenavirus platform, today announced that it intends to offer and sell shares of its common stock and shares of its non-voting Series A convertible preferred stock in an underwritten public offering (the “Offering”). HOOKIPA also intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the shares of common stock offered in the Offering, including the shares of common stock underlying the non-voting Series A convertible preferred stock. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the size or terms of the offering. All of the securities in the Offering are to be sold by HOOKIPA.

SVB Leerink and RBC Capital Markets are acting as joint book-running managers of the Offering.

The securities described above are being offered by HOOKIPA pursuant to a shelf registration statement on Form S-3 (No. 333-238311), including a base prospectus filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on May 27, 2020. A preliminary prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from: SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston Massachusetts 02109, by telephone at 1-800-808-7525 ext. 6105, or by email at syndicate@svbleerink.com; RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089, or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HOOKIPA

HOOKIPA Pharma Inc. (NASDAQ: HOOK) is a clinical-stage biopharmaceutical company focused on developing novel immunotherapies, based on its proprietary arenavirus platform, that are designed to mobilize and amplify targeted T cells and thereby fight or prevent serious disease. HOOKIPA’s replicating and non-replicating technologies are engineered to induce robust and durable antigen-specific CD8+ T cell responses and pathogen-neutralizing antibodies. HOOKIPA’s pipeline includes its wholly-owned investigational arenaviral immunotherapeutics targeting HPV16+ cancers, prostate cancer, KRAS-mutated cancers (including colorectal, pancreatic and lung), and other undisclosed programs. In addition, HOOKIPA aims to develop functional cures of HBV and HIV in collaboration with Gilead.

Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion of the proposed offering and the use of proceeds from the proposed offering. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, uncertainties related to market conditions and the completion of the Offering on favorable terms or at all and those risks more fully discussed in the section entitled "Risk Factors" in HOOKIPA’s annual report on Form 10-K for the fiscal year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in HOOKIPA’s subsequent filings with the Securities and Exchange Commission, including in connection with the Offering. Any forward-looking statements represent HOOKIPA’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and HOOKIPA undertakes no duty to update this information unless required by law.

Contacts:

Media Enquiries

Instinctif Partners

Hookipa@instinctif.com

+44 (0)20 7457 2020

Investors

Matt Beck

Executive Director – Investor Relations

Matthew.Beck@HookipaPharma.com